SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2016 (January 11, 2016)

Anchor BanCorp Wisconsin Inc.

(Exact Name of Registrant as Specified in its Charter)

Wisconsin	001-34955	39-1726871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin	57303
(Address of Principal Executive Office)	(Zip Code)

608-252-8700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 11, 2016, Old National Bancorp (“ONB”), an Indiana corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Anchor BanCorp Wisconsin Inc. (“Anchor”), a Delaware corporation, pursuant to which Anchor will merge with and into ONB, whereupon the separate corporate existence of Anchor will cease and ONB will survive (the “Merger”). In connection with the Merger, AnchorBank, fsb, a federally chartered savings institution and wholly-owned subsidiary of Anchor, will be merged with and into Old National Bank, a national banking association and wholly owned subsidiary of ONB, with Old National Bank as the surviving bank.

The Merger Agreement has been approved by the board of directors of each of ONB and Anchor. Subject to the approval of Anchor’s common shareholders of the Merger, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger late in the second quarter of 2016.

Concurrently with the execution of the Merger Agreement, each of the members of the board of directors of Anchor entered into a voting agreement under which they have agreed to vote their shares of Anchor common stock in favor of the Merger Agreement and the Merger at the special meeting of Anchor’s shareholders at which these matters are to be considered. A copy of the voting agreement is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Subject to the terms and conditions of the Merger Agreement and in connection with the Merger, each share of Anchor Common Stock, other than shares of Anchor Common Stock owned by Anchor, ONB, or any person who properly demands appraisal of such shares pursuant to Section 262 of the General Corporation Law of the State of Delaware, will at the effective time of the Merger be converted into the right to receive, at the shareholder’s election, $48.50 in cash (the “Cash Consideration”) or 3.5505 shares (the “Exchange Ratio”) of Old National Common Stock (the “Stock Consideration”), subject to the proration mechanics and other conditions set forth in the Merger Agreement. Each Anchor restricted stock award granted before signing will vest at the effective time of the Merger and be eligible to receive either the Cash Consideration or the Stock Consideration, at the restricted stock holder’s election, subject to the conditions set forth in the Merger Agreement. Each Anchor restricted stock award granted after signing will at the effective time of the Merger be converted into a number of restricted shares of ONB multiplied by the Exchange Ratio. The Cash Consideration is fixed but the Stock Consideration may be subject to adjustment as set forth in the Merger Agreement and discussed below. Based on ONB’s 10-day average closing share price through January 8, 2016 of $13.34, the total transaction value is approximately $461 million.

At the effective time of the Merger, the Exchange Ratio may be adjusted in the manner prescribed in the Merger Agreement based on the following: (i) if there is a change in the number of shares of common stock issued and outstanding prior to the effective time of the Merger by way of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization or extraordinary dividend or distribution with respect to the outstanding ONB common stock or Anchor common stock; (ii) if the after-tax Environmental Costs (as defined in the Merger Agreement) associated with leased or owned real properties of Anchor are in excess of $5 million; and (iii) at ONB’s option, in the manner prescribed in the Merger Agreement, following notice of termination from Anchor resulting from a specified decrease in ONB’s market value.

The Merger Agreement contains representations, warranties and covenants of ONB and Anchor including, among others, covenants that require Anchor to (i) conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and (ii) not engage in certain kinds of transactions during such period (without the prior written consent of ONB). Subject to certain exceptions, the board of directors of Anchor will recommend the approval and adoption of the Merger Agreement and the Merger contemplated thereby and will solicit proxies voting in favor of the Merger Agreement from Anchor’s shareholders. Anchor has also agreed not to (i) solicit proposals relating to alternative business combination transactions or, (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement provides certain termination rights for both Anchor and ONB and further provides that, upon termination of the Merger Agreement under certain circumstances, Anchor will be obligated to pay ONB a termination fee of $15.0 million plus ONB’s documented out-of-pocket transaction expenses, and in certain other circumstances, ONB’s documented out-of-pocket transaction expenses.

As noted above, consummation of the Merger is subject to various customary conditions, including: (i) receipt of the requisite approval of the shareholders of Anchor; (ii) receipt of required regulatory approvals; (iii) absence of any law or order prohibiting the closing; (iv) effectiveness of the registration statement to be filed by ONB with the Securities and Exchange Commission (the “SEC”) with respect to the ONB common stock to be issued in the Merger; (v) authorization for listing on The NASDAQ Global Market of the shares of ONB common stock to be issued in the Merger; (vi) the Anchor Consolidated Shareholders’ Equity (as defined in the Merger Agreement) as of the end of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made, shall not be less than $360,797,000; (vii) ONB’s receipt of a 280G letter from Anchor’s compensation consultants; and (viii) that not more than ten (10) percent of Anchor’s common stock dissent from the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain additional customary conditions, including: (i) the accuracy of the representations and warranties of the other party generally subject to a “Material Adverse Effect” standard; (ii) compliance of the other party with its covenants in all material respects; and (iii) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders should read the Merger Agreement together with the other information concerning ONB and Anchor that each company publicly files in reports and statements with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the press release issued jointly by ONB and Anchor on January 12, 2016 announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information for Shareholders

Communications in this document do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, ONB will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Anchor and a Prospectus of ONB, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about ONB and Anchor, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from ONB at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from Anchor by accessing Anchor’s website at www.anchorbank.com under the tab “About Us.”

ONB and Anchor and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Anchor in connection with the proposed merger. Information about the directors and executive officers of ONB is set forth in the proxy statement for ONB’s 2015 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 13, 2015. Information about the directors and executive officers of Anchor is set forth in the proxy statement for Anchor’s 2015 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 27, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing, completion, financial benefits and other effects of the proposed merger between ONB and Anchor. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; satisfaction of other closing conditions; delay in closing the proposed merger; the reaction to the transaction of the companies’ customers and employees; market, economic, operational, liquidity, credit and interest rate risks associated with ONB’s and Anchor’s businesses; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of ONB and Anchor to execute their respective business plans (including integrating the ONB and Anchor businesses); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Current Report and other factors identified in ONB’s Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this Current Report, and neither ONB nor Anchor undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Current Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated January 11, 2016, by and between Old National Bancorp and Anchor BanCorp Wisconsin Inc.

10.1	Voting Agreement dated January 11, 2016

99.1	Joint Press Release issued by Old National Bancorp and Anchor BanCorp Wisconsin Inc. dated January 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anchor BanCorp Wisconsin Inc.

Date: January 12, 2016	By:	/s/ Mark D. Timmerman
Executive Vice President, Secretary and General Counsel

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated January 11, 2016, by and between Old National Bancorp and Anchor BanCorp Wisconsin Inc.

10.1	Voting Agreement dated January 11, 2016

99.1	Joint Press Release issued by Old National Bancorp and Anchor BanCorp Wisconsin Inc. dated January 12, 2016